EXHIBIT 10.19


                             SILGAN HOLDINGS INC.
                        SENIOR EXECUTIVE PERFORMANCE PLAN



     1.   PURPOSE

     The purpose of the Silgan Holdings Inc. Senior Executive Performance Plan is to permit Silgan Holdings Inc. (the "Company"), through awards of incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain certain senior executives and to motivate these senior executives to promote the profitability and growth of the Company.

     2.   DEFINITIONS

     "AWARD" shall mean the amount granted to a Participant by the Committee for a Performance Period, provided that the amount of the Award for any Participant for a Performance Period shall in no event exceed the Maximum Award for such Performance Period.

     "BOARD" shall mean the Board of Directors of the Company.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended. References to the Code shall be deemed to include references to the applicable Treasury Regulations promulgated thereunder.

     "COMMITTEE" shall mean the Compensation Committee of the Board or any subcommittee thereof comprised solely of "outside directors" meeting the requirements of Section 162(m)(4)(C) of the Code.

     "DISABILITY" shall mean the inability of the Participant, by reason of illness or injury, to perform substantially all of his duties as an Executive during any continuous period of 180 days.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXECUTIVE" shall mean each of R. Philip Silver and D. Greg Horrigan, the current Co-Chief Executive Officers of the Company.

     "MAXIMUM AWARD" shall mean, for the Performance Period beginning on January 1, 2003, $1,621,060, and for each Performance Period thereafter an amount equal to 103% of the Maximum Award for the immediately preceding Performance Period.

     "PARTICIPANT" shall mean, for each Performance Period, each Executive who is a "covered employee" (as defined in Section 162(m) of the Code) for that Performance Period.

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     "PERFORMANCE  GOAL" shall mean, for any  Performance  Period,  the criteria selected by the Committee to measure the performance of the Company during such Performance Period from one or more of the following:

     (i) net income;

     (ii) earnings per share;

     (iii) income from operations;

     (iv)  earnings  before  interest  expense and  provision  for income  taxes
     (EBIT);

     (v)  earnings  before  interest   expense,   provision  for  income  taxes,
     depreciation and amortization expenses (EBITDA);

     (vi) economic value added;

     (vii) return on net assets;

     (vii) return on total assets;

     (viii) free cash flow from operations;

     (ix) return on invested capital;

     (x) return on stockholders' equity;

     (xi) expense reduction;

     (xii) working capital;

     (xiii) total shareholder return; and

     (xiv) stock price performance of the Company's common stock.

The Committee may elect to exclude in calculating any Performance Goal (i) unusual gains and unusual losses, (ii) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its subsidiaries, (iii) the cumulative effects of accounting changes, (iv) discontinued operations, and (v) businesses, units, divisions, subsidiaries or other entities sold or acquired.

     "PERFORMANCE GOAL TARGETS" shall mean, for any Performance Goal, the levels of performance during a Performance Period under such Performance Goal established by the Committee to determine a Participant's Award and the manner of calculating the amount of an Award for a Participant based on such Performance Goal(s) and Performance Goal Targets.

     "PERFORMANCE PERIOD" shall mean the Company's fiscal year.


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     "PLAN" shall mean this Silgan  Holdings Inc. Senior  Executive  Performance
Plan, as amended from time to time.

     3.   ADMINISTRATION

     The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to determine the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. Before any payments for Awards are made under the Plan for any Performance Period, the Committee shall certify in writing, for such Performance Period, the Performance Goal Target or Targets (or level thereof) met and the amount of the Award payable to each Participant. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders, Participants, Executives, former Executives and their respective successors and assigns. No member of the Committee shall be eligible to participate in the Plan.

     4.   DETERMINATION OF AWARDS

     (a) Not later than 90 days after each Performance Period commences and prior to the elapsing of 25 percent of the Performance Period (or such later time as may be permitted by applicable provisions of the Code), the Committee shall establish in writing for each Participant for such Performance Period one or more Performance Goals and, for each Performance Goal, one or more Performance Goal Targets and the method by which achievement thereof will be measured.

     (b) Following the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goal Targets required by
Section 4(a) have been met. If such Performance Goal Targets have been met, the Committee shall grant to the Participant an Award, which shall not exceed the Maximum Award and shall be calculated as established by the Committee pursuant to Section 4(a).

     (c) Subject to this Section 4(c), no Award shall be payable to any Participant who is not an employee of the Company on the last day of the Performance Period to which such Award relates. In the event that a Participant terminates employment because of death, Disability or retirement, such Participant (or in the event of death, the Participant's estate or beneficiary designated under rules prescribed by the Committee) shall be paid a pro rata portion of the Participant's Award that would otherwise be payable upon achievement of the Performance Goal Target or Targets had the Participant continued employment until the end of the Performance Period. Such pro rata Award shall not be paid until after the end of the Performance Period to which such Award relates.

     5.   PAYMENT OF AWARDS

     Each Participant shall be eligible to receive, as soon as practicable after the amount of such Participant's Award for a Performance Period has been determined, payment of that Award. Awards shall be paid in cash. Payment of the Award may be deferred in accordance with a written election by the Participant pursuant to procedures established by the Committee.


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     6.   AMENDMENTS

     The Committee may amend the Plan at any time and from time to time, provided that any such amendment shall have been unanimously approved by all members of the Committee and provided further that no such amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent. No such amendment which adversely affects a Participant's rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.

     7.   TERMINATION

     The Committee may terminate this Plan at any time, provided that any such termination shall have been unanimously approved by all members of the Committee. In such event, and notwithstanding any provisions of the Plan to the contrary, payment of deferred amounts plus any earnings may be accelerated with respect to any affected Participant in the discretion of the Committee and paid as soon as practicable; but in no event shall the termination of the Plan adversely affect the rights of any Participant to deferred amounts previously awarded such Participant, plus any earnings thereon.

     8.   OTHER PROVISIONS

     (a) Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives under any other plan, agreement or arrangement.

     (b) The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant's death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

     (c) Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

     (d) The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

     (e) All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its principles of conflict of laws.

     (f) If any provision of this Plan would cause Awards not to constitute "qualified performance-based compensation" under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.


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     (g) No member of the  Committee or the Board,  and no officer,  employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

     9.   EFFECTIVE DATE

     The Plan shall be effective as of January 1, 2003, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code.
































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